UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
and
Item 7.01. Regulation FD Disclosure.
The following information is being furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, “Regulation FD Disclosure”, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On November 2, 2015, L Brands, Inc. issued a press release reporting estimated comparable store sales for the four weeks ended October 31, 2015. In addition, the press release contains updated guidance with respect to third quarter 2015 earnings. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
On November 5, 2015, L Brands, Inc. issued a press release reporting net sales and comparable store sales for the four weeks, thirteen weeks and thirty-nine weeks ended October 31, 2015. In addition, the press release reiterates the guidance provided in the November 2, 2015 press release with respect to third quarter 2015 earnings. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1        October Sales Release dated November 2, 2015
Exhibit 99.2        October Sales Release dated November 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	November 5, 2015	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer